UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2012

ANCESTRY.COM INC.

Delaware	001-34518	26-1235962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 West 4800 North, Provo, Utah 84604

(Address of principal executive offices) (Zip Code)

(801) 705-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 21, 2012, Ancestry.com Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Global Generations International Inc., a Delaware corporation (“Parent”), and Global Generations Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of investment funds advised by Permira Advisers LLC (“Permira”), a private equity firm.

The Merger Agreement provides that, subject to the terms and conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”) with the Company continuing as the surviving corporation in the Merger, and each outstanding share of common stock of the Company (other than shares owned by the Company, Parent or Merger Sub, which shall be cancelled and retired) will cease to be outstanding and will be converted into the right to receive $32.00 in cash.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) not to solicit proposals relating to alternative business combinations or, subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative business combination transactions, and (ii) subject to certain exceptions, not to withhold, withdraw or modify in a manner adverse to Parent the recommendation of the Company’s Board of Directors that the Company’s stockholders approve the adoption of the Merger Agreement.

Consummation of the Merger is subject to various customary conditions, including the adoption and approval of the Merger Agreement by the requisite vote of the Company’s stockholders, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the absence of any governmental order preventing or prohibiting or restricting the consummation of the transactions contemplated by the Merger Agreement. Spectrum Equity, which together with certain of its affiliates (collectively, “Spectrum”) owns approximately 30% of the outstanding shares of Company common stock, has agreed to vote such shares in favor of adoption of the Merger Agreement.

The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement to accept a “Superior Proposal” as defined in the Merger Agreement, and provides that, upon termination of the Merger Agreement by the Company or Parent upon specified conditions, the Company will be required to pay the Parent a termination fee of $37.8 million, and upon termination of the Merger Agreement by the Company or Parent upon specified conditions, Parent will be required to pay the Company a termination fee of $75.6 million. In addition, subject to certain exceptions and limitations, either party may terminate the Merger Agreement if the Merger is not consummated by April 21, 2013.

Certain investment funds advised by Permira have agreed to pay on a several and pro rata basis any termination fee payable by Parent and up to $500,000 in respect of certain reimbursable expenses and indemnities in connection with the financing.

Parent has obtained equity financing and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses. Investment funds advised by Permira and certain of its co-investors have committed to capitalize Parent, immediately prior to the effective time of the Merger, with an aggregate equity contribution of up to $503 million on the terms and subject to the conditions set forth in equity commitment letters. In addition, Spectrum has entered into arrangements with Parent pursuant to which Spectrum has agreed, subject to the terms and conditions thereof, to exchange $100 million of Company common stock owned by Spectrum for shares of Parent immediately prior to the effective time of the Merger. Timothy Sullivan, President and Chief Executive Officer of the Company, and Howard Hochhauser, Chief Financial Officer and Chief Operating Officer of the Company, have entered into arrangements with Parent pursuant to which they will, subject to the terms and conditions thereof, immediately prior to the effective time of the Merger, exchange or roll over a substantial majority of their respective shares of Company common stock, restricted stock units or options to acquire Company common stock into equity securities of Parent.

Barclays, Morgan Stanley, Credit Suisse Securities, Deutsche Bank and RBC Capital Markets (together with certain of their affiliates, the “Lenders”) have agreed to provide Merger Sub with debt financing in aggregate principal amount of up to $1.02 billion on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

The foregoing descriptions of the Merger Agreement are qualified in their entirety by the full text of such agreement, which is attached hereto as Exhibit 2.1, and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01	Other Events.

On October 22, 2012, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Also on October 22, 2012, Timothy Sullivan, President and Chief Executive Officer of the Company, issued a communication to employees of the Company regarding the proposed transaction. A copy of the communication to employees is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of October 21, 2012, by and among Ancestry.com Inc., Global Generations International Inc. and Global Generations Merger Sub Inc.

99.1	Ancestry.com Inc. Press Release, dated October 22, 2012

99.2	Communication to Employees, dated October 22, 2012

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction and all other statements in this report, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain stockholder approval or the failure to satisfy the closing conditions. Factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s 2011 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement. Stockholders are urged to read the proxy statement when it becomes available because it will contain important information about the proposed transaction. Investors and security holders may obtain a free copy of documents filed by Ancestry.com with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of Ancestry.com’s filings with the SEC from Ancestry.com’s website at ir.ancestry.com/sec.cfm or by directing a request to: Ancestry.com Inc., 360 West 4800 North, Provo, Utah 84604, Attn: Investor Relations, (801) 705-7942.

The Company and certain of its directors, executive officers and affiliates may be deemed to be participants in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2012 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 11, 2012. Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation will be included in the proxy statement the Company will file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANCESTRY.COM INC.

Date: October 22, 2012	By:	/s/ William C. Stern
	Name:	William C. Stern
	Title:	General Counsel

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of October 21, 2012, by and among Ancestry.com Inc., Global Generations International Inc. and Global Generations Merger Sub Inc.

99.1	Ancestry.com Inc. Press Release, dated October 22, 2012

99.2	Communication to Employees, dated October 22, 2012